                                                                     EXHIBIT 3.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           CASTLE DENTAL CENTERS, INC.

     Castle Dental Centers, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a new series of the Company's previously authorized preferred stock, par value $.000001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Eighty Thousand (80,000) shares of Series B Convertible Preferred Stock of the Company, as follows:

     RESOLVED, that the Company is authorized to issue 80,000 shares of Series B Convertible Preferred Stock, par value $.000001 per share (the "Series B Preferred Stock"), which shall have the following powers, designations, preferences and other special rights:

     1. Number; Rank. The number of authorized shares (each such share, a "Share") of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), shall be 80,000. The Series B Preferred Stock shall, with respect to dividend rights, redemption rights and rights on liquidation, dissolution and winding up rank senior to the Common Stock, the Company's Series A-1 Convertible Preferred Stock, par value $0.000001 per share (the "Series A-1 Preferred Stock"), the Company's Series A-2 Convertible Preferred Stock, par value $0.000001 per share (the "Series A-2 Preferred Stock"), and to each other class or series of capital stock of the Company now or hereafter established (collectively with the Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the "Junior Securities"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

     2.   Dividends; Redemptions; Distributions.

          (a) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Common Stock, whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each Share on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such Share is convertible on such record date.

          (b) So long as any Shares are outstanding, (i) except pursuant to employment agreements entered into with senior management on terms approved by the Compensation Committee of the Board, no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities), and (ii) no dividends or distributions shall be declared or paid on any Junior Security, in each case without the prior written consent of the holders of a majority of the Shares then outstanding.

     3.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) (a "Liquidation Event"), before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each Share shall be entitled to receive an amount per share equal to the Liquidation Payment of such Share, and such holders shall not be entitled to any further payment. If upon a Liquidation Event the assets of the Company, or proceeds thereof, distributable among the holders of the Shares shall be insufficient to pay in full the preferential amount aforesaid, then such remaining assets, or the proceeds thereof, shall be distributed among the holders of Shares ratably in accordance with the respective amounts that would be payable on such Shares if all amounts payable thereon were paid in full. A Change of Control shall, at the option of the holders of a majority of the Series B Preferred Stock then outstanding, be deemed to be a Liquidation Event. Not less than 30 days prior to the payment date stated therein, the Company shall mail written notice of any Liquidation Event to each record holder of Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds payable with respect to each Share.

          (b) After payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph 3, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to holders of capital stock of the Company, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     4.   Conversion.

          (a) (i) Each holder of Shares shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding Shares, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of one Share shall be equal to the Liquidation Value of such Share on the date of conversion, divided by the Conversion Price on the date of conversion. In order to exercise the conversion privilege set forth in this paragraph 4(a), the holder of the Shares to be converted shall surrender the certificate representing such Shares at the principal office of the Company, with a written notice of election to convert completed and signed, specifying the number of Shares to be converted. Each conversion pursuant to paragraph 4(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Shares shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the Shares so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such Shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 4.

               (ii) Notwithstanding any other provision hereof, if a conversion of Shares is to be made in connection with any transaction, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction in which case such conversion shall not be deemed to be effective until immediately prior to the time such transaction has been consummated.

               (iii) As soon as possible after a conversion has been effected, the Company shall deliver to the converting holder (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, (B) payment in an amount equal to the amount, if any, payable under paragraph 4(a)(vii) below with respect to such conversion; and (C) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

               (iv) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share, the Company shall take all such actions as are necessary in order to ensure that the

     Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, and free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (v) The Company shall not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Company shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including making any filings required to be made by the Company).

               (vi) The Company shall at all times following the issuance of the Series B Preferred Stock reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock (and if there is ever an insufficient number of shares of Common Stock to provide for the conversion of the Shares (an "Authorized Share Failure"), the Company shall immediately take all action necessary to cause the number of the Company's authorized shares of Common Stock to be sufficient to accomplish the conversion rights of the Shares). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred Stock.

               (vii) In connection with the conversion of any Shares, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall pay to the holder thereof the value of such fractional share of Common Stock in cash as determined by reference to the Market Price as of the date of conversion.

          (b)  Conversion Price.

               (i)  The initial "Conversion Price" is $0.04798729. In order to prevent dilution of the conversion rights granted under this paragraph 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 4.

               (ii) If and whenever on or after the original date of issuance of the Series B Preferred Stock the Company issues or sells, or in accordance with paragraph (c) below is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Conversion Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

                                       A+B
                                       ---
                                       A+C

          where

          A= the number of shares of Common Stock Deemed Outstanding at any time on or after the date of such calculation

          B= the number of shares of Common Stock which the gross aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued or sold (or deemed issued or sold) would purchase at the Conversion Price in effect immediately prior to such issuance or sale

          C= the number of additional shares of Common Stock so issued or sold (or deemed issued or sold)

               (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price pursuant to clause (ii) above as a result of any issue or sale (or deemed issue or sale) of (u) Options to acquire shares of Common Stock to employees, officers, directors, consultants and agents of the Company and its Subsidiaries pursuant to the Stock Option Plan, (v) shares of Common Stock issuable pursuant to the exercise of such Options,
     (w) shares of Common Stock issued upon conversion of the Series B Preferred Stock, or (x) shares of Common Stock or Series A-2 Preferred Stock pursuant to the exercise of Options or Convertible Securities outstanding as of the Closing Date (and shares of Common Stock pursuant to the conversion of such Series A-2 Preferred Stock), (y) the type which results in an adjustment to the Conversion Price pursuant to paragraphs (d) or (e) of this paragraph 4, or (z) shares of Common Stock, Options or Convertible Securities, if such issue or sale is designated in writing by the holders of a majority of the Shares then outstanding as an "Exempted Issuance", provided no such Common Stock, Options or Convertible Securities are issued or sold to such holders or their Affiliates.

          (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph (b), the following shall be applicable:

               (i) Issuance of Rights or Options. Except for Options granted in accordance with the provisions of paragraph 4(b)(iii) above, if the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. Except for Options granted in accordance with the provisions of paragraph (b) (iii) above, if (x) the purchase price provided for in any Options, (y) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, (z) or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 4(c), if the terms of any Option or Convertible Security that was outstanding as of the original date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence (other than as a result of the application of any anti-dilution provisions included in the terms of such Option or Convertible Security), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change solely to the extent that after such change (x) additional shares of Common Stock can be issued pursuant to the exercise or conversion of such Option or Convertible Security, or (y) shares of Common Stock can be issued for less aggregate consideration upon exercise or conversion of such Option or Convertible Security; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 4(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the original date of issuance of the Series B Preferred Stock.

               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board.

               (vi) Integrated Transactions. In case any shares of Common Stock, Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction (the "Integrated Securities"), in which no specific consideration is allocated to such shares of Common Stock, Options, or Convertible Securities by the parties thereto, the Common Stock, Options or Convertible Securities shall be deemed to have been issued for a consideration of $.01. Notwithstanding the foregoing, however, in any case any Integrated Securities are issued to any third party, regardless of any allocation of the consideration to such shares of Common Stock, Options, or Convertible Securities by the parties thereto, in determining the price per share for which Common Stock is issuable, the Company shall take into consideration the totality of the consideration to be received for the Integrated Securities being issued and allocate such total consideration among the Integrated Securities taking into consideration the fair market value of each item of the Integrated Securities.

               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Record Date. If the Company sets a record date of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then the date of payment or subscription shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (e) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to insure that the provisions of this paragraph 4 shall thereafter be applicable to the Series B Preferred Stock. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f) Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 4 but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock.

          (g)  Notices.

               (i) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to all holders of Series B Preferred Stock at least 20 days prior to the date on which the Company closes its books or sets a record date (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change or Liquidation Event.

               (iii) The Company shall also give written notice to the holders of Series B Preferred Stock at least 10 days prior to the date on which any Organic Change shall take place.

          (h) Conversion at the Option of the Company. In connection with the consummation of a Qualified Public Offering, the Company may elect to cause all or any portion of the outstanding Shares to be converted into Common Stock pursuant to the terms of this paragraph 4, provided that the Company shall deliver written notice of such election to each holder of Series B Preferred Stock no later than ten Market Days prior to the date of conversion. Any such conversion shall be deemed to have been effected immediately prior to the consummation of the applicable Qualified Public Offering.

          (i) Conversion at the Option of the Majority. At any time the holders of the majority of the outstanding Shares may elect to cause all of the outstanding Shares to be converted into Common Stock pursuant to the terms of this paragraph 4; provided that such holders shall deliver written notice of such election to the Company no later than ten Market Days prior to the date of conversion and the Company shall deliver written notice of such election to each other holder of Series B Preferred Stock no later than five Market Days prior to the date of conversion.

     5.   Voting Rights.

          (a) Except as otherwise provided in paragraph 5(b) or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters subject to a stockholders vote and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's Shares could be converted, pursuant to the provisions of paragraph 4 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited (without regard to any limitations on conversions herein or elsewhere, including, but not limited to, any limitations as a result of the actual number of shares of Common Stock authorized for issuance by the Company). Except as otherwise expressly provided herein or as required by law, the holders of Shares and Common Stock and other Voting Securities shall vote together on an as converted basis as a single class on all matters.

          (b) For so long as a majority of the Shares initially issued remain outstanding, in the election of directors of the Company, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Company's capital stock and with each Share entitled to one vote, shall be entitled to elect four (4) directors (the "Series B Directors"), to serve on the Board until such directors' successors are duly elected by the holders of the Series B Preferred Stock or such directors are removed from office by the holders of the Series B Preferred Stock. If the holders of the Series B Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series B Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Board or the Company's other stockholders.

          (c) So long as any Shares remain outstanding the affirmative vote of the holders of a majority of the outstanding Shares shall be necessary to: (i) alter or change the preferences, rights or powers of the Series B Preferred Stock, (ii) create, authorize or issue any capital stock that ranks prior (whether with respect to dividends, redemption or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series B Preferred Stock, or
(iii) increase the authorized number of Shares.

     6. Definitions. The following terms, as used herein, shall have the following meanings:

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that beneficial ownership of 10% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control.

     "Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), or (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than Sentinel Capital Partners II L.P. and/or its Affiliates, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Company.

     "Closing Date" means the date of the initial issuance by the Company of the Series B Preferred Stock.

     "Common Stock Deemed Outstanding" means the number of shares of Common Stock outstanding, determined on a fully diluted as if converted basis giving effect to all outstanding Common Stock and all outstanding securities convertible into or exchangeable for Common Stock (collectively, "Common Stock Equivalents") and any options (reserved for issuance as approved by the Board or issued), warrants or other rights to acquire Common Stock or Common Stock Equivalents.

     "Common Stock" means shares of the Company's Common Stock, $0.000001 par value per share; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon conversion of the

Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Liquidation Payment" means with respect to any Share as of any date, an aggregate amount equal to the Compounded Liquidation Value of such Share as of such date plus the Accrual Amount of such Share as of such date; provided that the "Compounded Liquidation Value" of a Share as of a given date shall be equal to the Liquidation Value as increased from time to time as described in the definition of Accrual Amount below; provided that the "Accrual Amount" of a Share as of a given date shall be the amount that shall have accrued on such Share as of such date, such accrual occurring from the date of issuance of such Share until such Share is no longer outstanding, on a daily basis at the rate of 15% per annum of the Compounded Liquidation Value of such Share, provided that on each March 31, June 30, September 30 and December 31, the Accrual Amount for each Share outstanding shall be added to the Compounded Liquidation Value of such Share and the Accrual Amount for such Share shall be reset to zero.

     "Liquidation Value" on any date means, with respect to one Share, $100.00 (as such dollar amount is proportionately adjusted to reflect any stock dividend, stock split, reverse stock split or other combination or subdivision of the Series B Preferred Stock after the Closing Date).

     "Market Day" means a day on which the principal national securities market or exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive trading days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board.

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     "Qualified Public Offering" means the underwritten public offering of Common Stock pursuant to an effective registration statement (Form S-1 or any similar long form registration, or Form S-2 or S-3 or any similar short form registration) under the Securities Act in which (i) the price per share of Common Stock paid by the public exceeds [$0.24] (as such dollar amount may be adjusted to reflect any stock dividend, stock split, reverse stock split or other combination or subdivision of Common Stock after the Closing Date), and
(ii) the Company receives net proceeds of at least $50,000,000.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Option Plan" means any capital stock plan adopted by the Company for the benefit of the Company's officers, employees, consultants, agents or directors which has been or is approved by the Board including the Company's 2002 Stock Option Plan.

     "Subsidiary" means, with respect to any Person, any company, limited liability company, partnership, association or other business entity of which
(i) if a company, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     7. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     9. Remedies. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. No failure or delay on the part of the holders of Shares in the exercise of any right hereunder shall operate as a waiver thereof.

     10. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Designations without the prior written consent of the holders of a majority of the Shares then outstanding and the holders of a majority of the shares of Series A-1 Preferred Stock then outstanding; provided, however, no amendment, modification, supplement or waiver can be effected if, by its terms, such amendment, modification, supplement or waiver adversely affects one holder of Shares without having the same relative adverse effect on all holders of Shares without the prior written consent of such adversely affected holder of Shares.

     11. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and
(ii) to any shareholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Joseph P. Keane, its Chief Financial Officer, as of the __ day of May, 2003.

                                     CASTLE DENTAL CENTERS, INC.


                                     By:
                                        ----------------------------------------
                                        Joseph P. Keane, Chief Financial Officer

                                    EXHIBIT I

                                     ISSUER
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights for the Series B Convertible Preferred Stock of Castle Dental Centers, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $.000001 per share (the "Preferred Shares") of Castle Dental Centers, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.000001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:________________________________________________________

     Number and Series of Preferred Shares to be converted:_____________________

     Stock certificate no(s). of Preferred Shares to be converted:______________

Please confirm the following information:

     Conversion Price:__________________________________________________________

     Number of shares of Common Stock to be issued:_____________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

     Issue to:__________________________________________________________________
     ___________________________________________________________________________

     Facsimile Number:__________________________________________________________

     Authorization:_____________________________________________________________

          By:
              -----------------------------------------
          Title:
                 --------------------------------------

     Dated:_____________________________________________________________________

     Account Number  (if electronic book entry transfer):_______________________

     Transaction Code Number (if electronic book entry transfer):_______________

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 20__ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                     CASTLE DENTAL CENTERS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Its:
                                          --------------------------------------

                                       18